Exhibit 15.3

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 20, 2024, relating to the financial statements of INLIF Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2025, in:

(i)	Registration Statement on Form F-3 filed with the SEC on January 5, 2026 (File No. 333-292580), including all prospectus supplements thereof;

(ii)	Registration Statement on Form S-8 filed with the SEC on August 15, 2025 (File No. 333-289640); and

(iii)	Registration Statement on Form S-8 initially filed with the SEC on April 11, 2025 (File No. 333-286485), as amended.

/s/ Onestop Assurance PAC

Singapore

March 6, 2026